POWER OF ATTORNEY
       KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of C. J. Rue, Secretary, Richelle T. Luther, Assistant Secretary, and Shawn M. Filippi, Associate Counsel, the undersigned's true and lawful attorney-in-fact to:
 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of and/or director of and/or beneficial owner of greater than ten percent of a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of Northwest Natural Gas Company, an Oregon corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder and Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, 5 and 144 and timely file any such form with the United States Securities and Exchange Commission, any stock exchange or similar authority, and the Company; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
        The undersigned hereby grants such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.
        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 21st day of June 2007.
                                                      /s/ Timothy P. Boyle
   Timothy P. Boyle